Exhibit 99.1

Harbert Discovery Fund, LP 2100 Third Avenue North, Suite 600 Birmingham, AL 35203
Attn:	Kenan Lucas, Managing Director and Portfolio
Manager of Harbert Discovery Fund GP, LLC

August 18, 2021

Dear Mr. Lucas:

We refer to your letter to the Chairman of our Board of Directors, dated August 12, 2021. While we thank you for your continued interest in Global Indemnity Group, LLC (“GBLI”), we must nevertheless inform you, and must caution holders of GBLI securities as well as others who may be interested in investing in GBLI securities, that your August 12, 2021 letter to the Chairman contains both material factual misstatements and significant misleading characterizations of GBLI. We entreat you to take more care in your research and analysis, particularly with respect to material you publicly disseminate.

Very truly yours,

/s/ Stephen W. Ries
Stephen W. Ries
Sr. Vice President, Sr. Corporate Counsel, Head of Investor Relations & Secretary Global Indemnity Group, LLC

Three Bala Plaza East │ Suite 300 │ Bala Cynwyd, PA 19004 │ P: 610-664-1500│ F: 610-660-8882 │ global-indemnity.com